SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2010 (August 12, 2010)

GENSPERA, INC.
(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204
San Antonio, TX 78258
 (Address of Principal Executive Offices)

210-479-8112
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2010, John M. Farah, Jr., Ph.D. notified GenSpera, Inc. (“Company”) of his voluntary resignation as a director due to policy changes at his current employer with regard to outside directorships.  Dr. Farah’s resignation is effective as of August 16, 2010.

On August 16, 2010, the Company appointed Bo Jesper Hansen, MD, Ph.D. to its board of directors.  Dr. Hansen will also serve on the Company’s: Audit, Nominating and Corporate Governance, and Leadership Development and Compensation committees.   As compensation for his service on the board and related committees, Dr. Hansen will be entitled to compensation pursuant to the Company’s  non-executive board compensation policy.  A copy of the press release announcing Dr. Hansen’s appointment is attached to this report as Exhibit 99.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2010

GenSpera, Inc.

By:	GenSpera, Inc.
Craig Dionne
Chief Executive Officer

INDEX OF EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
99.01	Press Release dated August 17, 2010	*